UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: June 28, 2005

M.D.C. Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8951	84-0622967
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification #)
incorporation)

4350 S. Monaco Street, Suite 500, Denver, CO 80237
(Address of Principal Executive Office)

(303) 773-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

In connection with the medium term notes program described under Item 2.03 below:

Effective June 28, 2005, M.D.C. Holdings, Inc. (the “Registrant”) is entering into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC, BNP Paribas Securities Corp., Comerica Securities, Inc., Credit Suisse First Boston LLC, KeyBanc Capital Markets, Greenwich Capital Markets, Inc. and SunTrust Capital Markets, Inc. (collectively, the “Agents”). Pursuant to the Purchase Agreement, the Agents will purchase $250 million of the Registrant’s ten-year medium term senior notes on the terms described under Item 2.03 below.

The Company has previously entered into distribution, purchase and underwriting arrangements with certain of the Agents in connection with the past distribution of other of its securities.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the medium term notes program pursuant to which up to $500,000,000 aggregate principal amount of senior and/or subordinated debt securities of the Registrant may be issued from time to time:

On June 28, 2005, the Registrant finalized terms for the issuance of $250 million of its ten-year medium term senior notes. Settlement will occur on July 7, 2005. The notes have been priced at a fixed interest rate of 5.375% and will mature on July 1, 2015.

The medium term senior notes will be issued under the Senior Indenture dated December 3, 2002, as supplemented, in a public offering pursuant to the Registrant’s currently effective shelf registration statement, including the prospectus dated September 7, 2004, the prospectus supplement dated October 6, 2004 and the pricing supplement dated June 28, 2005. The Registrant’s obligations under the medium term senior notes are guaranteed by certain of Registrant’s homebuilding subsidiaries.

The net proceeds from the issuance of the medium term senior notes will be used for general corporate purposes including repayment of existing indebtedness under the Registrant’s homebuilding line of credit.

As further described in the registration statement, the Senior Indenture defines an “Event of Default” with respect to the medium term senior notes to include the following, any of which may result in the acceleration of the Registrant’s obligations under the medium term senior notes:

(1)	default in the payment of interest on the medium term senior notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(2)	default in the payment of all or any part of the principal or premium, if any, on the medium term senior notes when and as the same become due and payable at maturity, at redemption, by declaration of acceleration or otherwise;

(3)	default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Registrant contained in the medium term senior notes, the Senior Indenture or a Supplemental Indenture (unless specifically dealt with elsewhere), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Registrant by the Trustee, or to the Registrant and the Trustee by holders of at least 25% in aggregate principal amount of the outstanding medium term senior notes, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a “Notice of Default’’ thereunder;

(4)	a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudging the Registrant or any of its significant subsidiaries as bankrupt or insolvent, or approving as properly filed a petition in an involuntary case or proceeding seeking reorganization of the Registrant or any of its significant subsidiaries under any bankruptcy or similar law, or a decree, judgment or order of a court of competent jurisdiction directing the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Registrant, any of its significant subsidiaries, or of the assets or property of any such person, or the winding up or liquidation of the affairs of any such Person, shall have been entered, and the continuance of any such decree, judgment or order unstayed and in effect for a period of 90 consecutive days;

(5)	the Registrant or any of its significant subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt (including conversion of an involuntary proceeding into a voluntary proceeding), or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any bankruptcy law, become insolvent, or fail generally to pay its debts as they become due;

(6)	(a) the acceleration of any indebtedness (other than non-recourse indebtedness) of the Registrant or any of its significant subsidiaries (in accordance with the terms of such indebtedness and after giving effect to any applicable grace period set forth in the documents governing such indebtedness) that has an outstanding principal amount of $25,000,000 or more individually or $40,000,000 or more in the aggregate to be immediately due and payable; provided that, in the event any such acceleration is withdrawn or otherwise rescinded (including satisfaction of such Indebtedness) within a period of ten business days after such acceleration by the holders of such indebtedness, any event of default under this clause (6) will be deemed to be cured and any acceleration hereunder will be deemed withdrawn or rescinded; or (b) the failure by the Registrant or any of its significant subsidiaries to make any principal, premium, interest or other required payment in respect of indebtedness (other than non-recourse indebtedness) of the Registrant or any of its significant subsidiaries with an outstanding aggregate principal amount of $25,000,000 or more individually or $40,000,000 or more in the aggregate (after giving effect to any applicable grace period set forth in the documents governing such indebtedness);

(7)	one or more final nonappealable judgments (in the amount not covered by insurance or not reserved for) or the issuance of any warrant of attachment against any portion of the property or assets (except with respect to non-recourse indebtedness) of the Registrant or any of its restricted subsidiaries, which are $25,000,000 or more individually or $40,000,000 or more in the aggregate, at any one time rendered against the Registrant or any of its restricted subsidiaries by a court of competent jurisdiction and not bonded, satisfied or discharged for a period (during which execution shall not be effectively stayed) of (a) 60 days after the judgment becomes final and such court shall not have ordered or approved, and the parties shall not have agreed upon, the payment of such judgment at a later date or dates or (b) 60 days after all or any part of such judgment is payable pursuant to any court order or agreement between the parties; or

(8)	the guarantee of any guarantor shall fail to remain in full force and effect except in accordance with the Senior Indenture or any action shall be taken by any guarantor to discontinue or to assert the invalidity or unenforceability of its guarantee, or any guarantor shall fail to comply with any of the terms or provisions of its guarantee, or any guarantor denies that it has any further liability under its guarantee or gives notice to such effect.

The Registrant issued a press release on June 28, 2005, disclosing the above transaction. The text of this press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press release dated June 28, 2005 of the Company announcing the offering of $250 million medium term senior notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: June 28, 2005	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 28, 2005 of the Company announcing the offering of $250 million medium term senior notes

6